SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 6, 2003 (July 22, 2003)

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15143	91-1039211
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16804 Gridley Place Cerritos, California	90703
(Address of Principal Executive Offices)	(ZIP Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets.

On October 3, 2002, IMPCO Technologies, Inc. (the “registrant” or “Company”) entered into an option agreement with the equity holders of B.R.C. Societá a Resposabilita Limitata (“BRC”) under which the Company was granted an option to acquire a 50% ownership interest in M.T.M. S.r.l. of Italy (“MTM”) for approximately $23.8 million in cash from the Company’s working capital reserves and approximately 2.3 million shares of the Company’s common stock (which the parties acknowledged and agreed were valued at $10.0 million). The amount and form of consideration paid was determined through arms-length negotiation between the parties. The Company announced on May 8, 2003 that the purchase of 50% of MTM was completed pending a $7.0 million payment that represented a deferred portion of the purchase price due on September 30, 2003. On July 22, 2003, in conjunction with the refinancing of the Company, the deferred payment of $7.0 million was paid to the equity holders of BRC consequently completing the 50% acquisition of BRC. The Company will use the equity method of accounting to recognize the investment in and operating results of BRC in the Company’s consolidated financial results.

Item 7.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

attached

(b) Exhibits

2.1*	Sale and Purchase Agreement dated as of October 3, 2002 among the Registrant and Mariano Costamagna, Bruno Giachino and Carla Brogogno.

2.2*	Option Agreement dated October 3, 2002 among the Registrant, Pier Antonio Costamagna, Bruno Giachino and Carla Bragogno.

2.3*	Shareholders Agreement dated October 3, 2002 among the Registrant, Mariano Costamagna, Pier Antonio Costamagna, Bruno Giachino and Carla Bragogno.

2.4*	Amenedment and Waiver dated April 30, 2003 among the Registrant, Mariano Costamagna, Pier Antonio Costamagna, Bruno Giachino and Carla Bragogno.

32.1	Certification Pursuant to Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Incorporated by reference to the Registrant’s Form 8-K filed on July 29, 2003.

1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and

Shareholders’ of BRC S.r.l.

We have audited the accompanying consolidated balance sheets of BRC S.r.l. and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the two years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BRC S.r.l. and its subsidiaries as of December 31, 2002 and 2001 and the consolidated results of operations and cash flows for the two years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States.

/s/    RECONTA ERNST & YOUNG S.P.A.

Milan, Italy

September 30, 2003

BRC S.R.L.

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

(In thousands of Euros)

	2002	2001
Assets
Current Assets
Cash and cash equivalents	€5,883	€1,084
Trade receivables, less allowance for doubtful accounts of €1,086 , and €1,036, respectively	6,706	7,689
Receivables from related parties	2,975	—
Inventories, net (Note 3)	10,331	18,717
Prepaid expenses and other current assets	861	1,768
Deferred income taxes (Note 7)	565	1,167

Total Current Assets	27,321	30,425
Property, plant and equipment (Note 4)	14,052	21,060
Less: Accumulated depreciation	(9,440)	(9,711)

	4,612	11,349
Investments in affiliated companies	443	25
Other non current assets	666	628

Total Assets	€33,042	€42,427

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

(In thousands of Euros, except for per quota data)

	2002	2001
Liabilities and Quotaholders’ Equity
Current Liabilities
Short-term borrowings (Note 6)	€266	€6,580
Current portion of long term debt	4,356	2,136
Accounts payable	4,344	5,022
Payables to related parties	680	462
Income taxes payable (Note 7)	—	106
Accrued expenses and other current liabilities (Note 8)	1,428	1,430

Total Current Liabilities	11,074	15,736
Long-term debt (Note 9)	950	4,617
Employees severance indemnities (Note 10)	1,717	1,494
Other non current liabilities	50	106
Deferred income taxes (Note 7)	485	787

Total Non Current Liabilities	3,202	7,004
Quotaholders’ Equity
Ordinary quotas, authorized 1,500,000 quotas, issued and outstanding, par value €1.00 each	1,500	1,500
Additional paid in capital	221	—
Retained earnings	16,990	18,068
Other comprehensive income	55	119

Total Quotaholders’ Equity	18,766	19,687

Total Liabilities and Quotaholders’ Equity	€33,042	€42,427

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED INCOME STATEMENTS

Years ended December 31, 2002 and 2001

(In thousands of Euros)

	2002	2001
Net sales	€33,729	€33,540
Other revenues	956	781

	34,685	34,321
Operating expenses:
Cost of materials, net of changes in inventories	17,262	15,357
Costs of external services	6,185	6,365
Salaries, wages and employee benefits	7,809	8,186
Depreciation and amortization	1,058	1,384
Other operating expenses	394	834

	32,708	32,126
Operating income	1,977	2,195
Interest expense	(694)	(926)
Interest income	37	40
Foreign exchange losses, net	(1,948)	(1,048)
Equity in losses of affiliates	(369)	—
Other income	956	—

Income (loss) before taxes	(41)	261
Income taxes	(1,037)	(783)

Net loss	€(1,078)	€(522)

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED STATEMENTS OF CHANGES IN QUOTAHOLDERS’ EQUITY

Years ended December 31, 2002 and 2001

(In thousands of Euros)

	Ordinary quotas	Additional Paid in capital	Retained earnings	Other Comprehen- sive income	Total Quotaholders’ Equity
As at December 31, 2000	€1,500	€—	€18,590	€(10)	€20,080
Foreign exchange translation adjustment				129	129
Net loss			(522)		(522)

Total comprehensive loss					(393)

As at December 31, 2001	1,500	—	18,068	119	19,687
Additional paid in capital		221			221
Foreign exchange translation adjustment				(64)	(64)
Net loss			(1,078)		(1,078)

Total comprehensive loss					(1,142)

As at December 31, 2002	€1,500	€221	€16,990	€55	€18,766

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2002 and 2001

(In thousands of Euros)

	2002	2001
Operating activities
Net loss	€(1,078)	€(522)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,058	1,384
Employees severance indemnities	223	210
Deferred taxes	300	(131)
Losses in equity investees	369	—
Gain on partial sale of Brazilian business	(953)	—
Changes in operating assets and liabilities:
Accounts receivable	(921)	4,878
Inventories	6,686	2,229
Prepaid expenses and other current assets	577	604
Other non-current assets	—	—
Accounts payable	(76)	(13,781)
Accrued expenses and other current liabilities	122	(675)
Income taxes	(106)	(1,770)
Other	(169)	(44)

Cash provided by (used in) operating activities	6,032	(7,618)
Investing Activities
Purchases of property, plant and equipment	(526)	(1,266)
Disposals of property, plant and equipment	6,201	—
Proceeds on partial sale of Brazilian business	1,906
Investment in equity investees	(1,060)	—
Increase in non-current assets	(217)	(75)

Cash provided by (used in) investing activities	6,304	(1,341)
Financing Activities
Net change in short-term borrowings	(6,217)	3,151
Increase in long-term debt	688	5,582
Repayment of long-term debt	(2,136)	(555)

Cash provided by (used in) financing activities	(7,665)	8,178
Effect of exchange rate changes on cash	128	(40)
Increase (decrease) in cash and cash equivalents	4,799	(821)
Cash and cash equivalents at beginning of year	1,084	1,905

Cash and cash equivalents at end of year	€5,883	€1,084

BRC S.R.L.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2002 and 2001

(In thousands of Euros)

	2002	2001
Supplemental disclosures:
Cash paid during the period for:
Interest	€623	€782
Taxes	€831	€3,833

The accompanying notes are an integral part of these financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2002 and 2001

(In thousands of Euros)

1. Basis of Presentation and Description of Business

The consolidated financial statements of BRC S.r.l. (“BRC” or the “Company”) include the accounts of the Company, of its wholly owned subsidiary MTM S.r.l. and of MTM’s wholly owned subsidiary BRC Argentina S.A. and majority owned subsidiaries BRC Brasil S.A. and NG LOG Armazens Gerais Ltda. All significant intercompany accounts and transactions have been eliminated. The Company has a 50% interest in the joint venture WMTM and uses the equity method for reporting results of this entity.

Prior to February 2001, MTM was owned directly by Mariano and Piero Costamagna. In February 2001, Mariano and Piero Costamagna incorporated BRC S.r.l. and contributed their shareholdings in MTM to BRC S.r.l. This contribution has been accounted for as a reorganization under common control under which it is assumed that BRC S.r.l. has been the parent company from January 1, 2001 for all periods presented. Consequently, the carrying amounts of MTM and its subsidiaries were not adjusted at their transfer dates in accounting for the reorganization and the Company’s quota capital has been reported in the consolidated financial statements as if outstanding since January 1, 2001.

The Company is a designer, manufacturer and supplier of fuel technology systems for automobiles that enable traditional internal combustion engines to run on alternative fuels such as propane and natural gas.

2. Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the accompanying financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been consistently applied.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of time deposits and other short-term, highly liquid instruments with maturities of three months or less when acquired and are stated at cost, which approximates fair value.

Inventories

Inventories are stated at the lower of cost and market. Cost is determined using the weighted-average method. Elements of cost in inventories include raw materials, direct labor and manufacturing overhead. Any write-downs of inventory are recorded as an adjustment to the cost basis.

Property, Plant and Equipment

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the following estimated useful lives:

Buildings	33 years
Machinery and equipment	10 years
Furniture and fittings	5 to 8 years

Impairment of Long-Lived Assets

The Company assesses its long-lived assets (primarily property, plant and equipment) for impairment whenever there is an indication that the carrying amount of the assets may not be recoverable. Recoverability is determined by comparing the estimated undiscounted cash flows expected from these assets to their respective net carrying values. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and their estimated fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(In thousands of Euros)

Investments in affiliates

Investments in affiliates which are not majority owned or controlled but for which the Company exercises significant influence are accounted for using the equity method.

Income Taxes

Income taxes are provided by each entity included in the consolidation in accordance with the applicable local laws. Deferred income taxes are accounted for under the liability method, in accordance with SFAS No. 109 Accounting for Income Taxes, and reflect the tax effects of all significant temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements and net operating loss carry-forwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Investment tax credits are accounted for as a reduction in current income taxes in the year in which the credit arises.

Foreign Currency Translation

The Company’s reporting currency and functional currency is the Euro. The financial statements of the Company’s subsidiaries are measured using the local currency as the functional currency. With respect to the Brazilian and Argentine subsidiaries, revenues and expenses have been translated into Euros using the average exchange rate for the period and assets and liabilities have been translated using the period-end exchange rate. With respect to the Argentine subsidiary, at December 31, 2001 through January 10, 2002, there was no exchangeability between the Argentine Peso and foreign currencies. On January 11, 2002 when the exchange market first opened, the exchange rate was ARP 1.5 to Euro 1. Under US GAAP exchangeability between two currencies is temporarily lacking at the balance sheet date, the first subsequent rate at which exchange could be made shall be used as of the balance sheet date. Accordingly, the assets and liabilities of BRC Argentina at December 31, 2001 have been translated into euros at the rate of ARP 1.5 to Euro 1.

The resulting cumulative translation adjustments have been recorded as a separate component of quotaholder’s equity. Translation adjustments resulting from changes in exchange rates affecting balance sheet and income statement items amount to (losses)/gains of € (64) and €129, for the periods ended December 31, 2002 and 2001, respectively, and are presented in the Other Comprehensive Income.

Realized and unrealized foreign currency transaction gains and losses are included in the determination of net income.

Revenue Recognition

Revenues are recognized on product sales when title transfers, which generally corresponds to the date when products are shipped, and when collectibility is reasonably assured. Provisions for returns and other adjustments related to sales are provided in the same period the related sales are recorded on the basis of historical rates of return.

Research and Development Expenses

Research and development expenses are charged to expense as incurred.

Government Grants

The Company receives grants from Italian governmental entities to subsidize certain investments in plant and equipment and research and development expenditures. Grants are recognized when earned and there is no remaining risk of repayment. There is no remaining risk of repayment when the grant conditions are met or when there is no doubt that these conditions will be met in the future. Grants relating to plant and equipment are recorded as a reduction of the cost of the related assets. Grants relating to research and development expenditure are recorded in other revenues.

During 2002 and 2001, the Company recognized government grants relating to plant and equipment for €133 and nil, respectively, and relating to research and development expenditure for €507 and €31, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(In thousands of Euros)

Statement of Cash Flows

Short-term borrowings arise primarily under the Company’s short-term lines of credit with its banks. These short-term obligations are payable on demand. The cash flows from these items are included under the caption “Net change in short-term borrowings” in the Consolidated Statements of Cash Flows.

Shipping and Handling Costs

Shipping and handling costs on product sales are classified in costs for external services and amount to €373, and €454, for the years ended December 31, 2002 and 2001, respectively.

3. Inventories, Net

	December 31, 2002	December 31, 2001
Raw materials	€7,810	€12,145
Work in progress	217	252
Finished goods	2,621	6,687

	10,648	19,084
Obsolescence reserve	(317)	(367)

	€10,331	€18,717

4. Property, Plant and Equipment

	December 31, 2002	December 31, 2001
Land and buildings	—	6,255
Machinery and equipment	€11,522	€12,259
Office furniture and equipment	1,013	962
Vehicles	563	513
Other	954	1,072

	14,052	21,060
Accumulated depreciation	(9,440)	(9,711)

	€4,612	€11,349

In July 2002, the Company sold all its land and buildings to IMCOS2 S.r.l., a real estate investment company controlled by the shareholders of BRC, and to a leasing company which then leased the land and buildings to IMCOS2 under capital lease arrangements. The portion of these land and buildings that were previously used by BRC were then leased back to BRC under operating lease arrangements. The remaining portion of the land and buildings were previously leased by BRC to a related company and a third party. As the sale-and-leaseback was undertaken between companies under common control the transaction has been accounted for at historical cost and, consequently, the excess of the sale price over the carrying value of the land and buildings of €174 has been credited to additional paid-in capital.

The terms of the rental agreement between BRC and IMCOS2 S.r.l. require that the Company does not terminate the rental agreement until eight years have expired.

5. Investments in Affiliates

In February 2001, the Company acquired a 50% stake in MTE S.r.l. for €25. MTE supplies the Company with electronic components for its fuel systems. The amount at which the investment is carried equals the amount of underlying equity in net assets.

In March 2002, the Company acquired a 18.5% stake in Jehin Engineering Company Ltd., a Korean manufacturer of fuel technology systems for €260. In accordance with the share purchase agreement, BRC was able to appoint a member of the Board of Directors. In view of the influence that BRC gained through board membership, the investment has been accounted for using the equity method. The amount at which the investment is carried equals the amount of underlying equity in net assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(In thousands of Euros)

In October 2001, BRC Brasil Ltda. (“BRC Brasil”) signed a joint venture agreement with White Martin Gases Industriais S.A. (“WM”), a Brazilian company and subsidiary of Praxair, Inc., by which BRC and WM (the “joint venture partners”) agreed to establish a joint venture for the development, manufacture and supply of fuel technology systems in the Brazilian market. Pursuant to the agreement, the joint venture partners agreed to invest jointly up to a maximum of US$4 million in the first three years of operations. In May 2002, the joint venture partners gave effect to the joint venture agreement and established WMTM Equipamentos de Gases Ltda. (“WMTM”) owned 50% by each joint venture partner with an initial cash investment of €819. At the same time the joint venture partners established another 50-50 owned company, BRC Gas Equipment Ltda. (“BRCGE”), with the objective of succeeding BRC Brasil in its activity of importation and sale of BRC’s products on the Brasilian market until such time as WMTM had become fully operational. BRC Brasil subscribed to the creation of BRCGE by contributing the inventories and certain other assets for a value of €717. MTM has also provided a bank guarantee to WMTM for an amount of €1,500. In exchange for entering into the joint venture agreement, BRC Brasil received from WM US$2.2 million. The agreement also required that BRC Brasil pay WM a certain amount in the event that BRCGE failed to achieve a stipulated level of earnings before interest, income taxes, depreciation and amortization, as defined (“EBITDA”). Conversely, WM would pay BRC Brasil if the EBITDA exceeded the stipulated level of earnings before interest, income taxes, depreciation and amortization, as defined. In 2003, the parties agreed that the stipulated level of EBITDA had not been achieved and, accordingly, BRC Brasil paid €98 and recorded this amount as a reduction of the US$2.2 million. The Company has accounted for this transaction in accordance with EITF 01-2 Interpretations of APB Opinion No. 29 and has recognized a partial gain in 2002 of €953, representing 50% of the excess of the fair value of the assets given up over the carrying value of such assets. The remaining 50% has been recorded as a reduction of the carrying value of the Company’s investment in the joint venture companies.

For all the above investments, the amount at which the investment is carried equals the amount of underlying equity in net assets.

6. Short-Term Borrowings

At December 31, 2002, the Company has unsecured lines of credit amounting to approximately €9,800 of which approximately €9,500 were not utilized. The weighted average interest rate on these short-term borrowings was approximately 3.5% and 4.5% per annum at December 31, 2002 and 2001. The lines of credit are callable on demand and are unsecured.

7. Income Taxes

Italian and foreign income (losses) before income taxes are as follows:

	Year ended December 31, 2002	Year ended December 31, 2001
Italian	€1,051	€808
Foreign	(1,092)	(547)

	€(41)	€261

Significant components of the provision for income taxes are as follows:

	Year ended December 31, 2002	Year ended December 31, 2001
Current	€737	€914
Deferred	300	(131)

	€1,037	€783

A reconciliation between income taxes computed at the Italian statutory tax rate and the effective income tax provision is as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(In thousands of Euros)

	Year ended December 31, 2002	Year ended December 31, 2001
Income tax provision at the Italian statutory tax rate of 36%	€14	€93
Effect of Italian IRAP	383	439
Aggregated effect of different foreign tax rates	(15)	(38)
Permanent Differences:
Non deductible expenses	42	46
Investment tax incentive	—	(375)
Other	25	—
Change in valuation allowance	588	618

Effective income tax provision	€1,037	€783

The Italian “IRAP” tax is regional tax on productive activities, and has statutory rate of 4.25%. The IRAP tax is not deductible for corporate tax purposes. The IRAP tax base is similar to the corporate tax base, however does not permit a deduction for labor or interest.

The 2001 Italian investment tax incentive law was enacted in order to encourage capital investments in Italy. Companies are able to reduce their taxable income by up to 50% of the excess of new qualifying capital and other expenditures made in the second half of 2001 and in the year 2002 in fixed assets (tangibles and specified intangibles) over the average of the investments made in such assets during the five prior years. The incentive results in a current one time deduction and neither increases nor decreases the tax bases of the assets to compute future tax deductions for depreciation and amortization relating to investment deductions granted. As a result, in 2001 the Company recognized a benefit from the investment deductions of €375.

The components of deferred income tax assets and liabilities at December 31, 2002 and 2001 are:

	December 31, 2002	December 31, 2001
Deferred tax asset	€1,771	€1,785
Less: valuation allowance	(1,206)	(618)

Deferred tax assets	565	1,167
Deferred tax liabilities	(485)	(787)

Net deferred tax asset (liability)	€80	€380

Principal items comprising net deferred income tax assets (liabilities) as of December 31, 2002 and 2001 are:

	December 31, 2002	December 31, 2001
Fixed assets	€(485)	€(774)
Warranty Provision	52	61
Inventories	163	804
Allowance for receivables	302	302
NOL carry-forwards	465	401
Equity investments	418	—
Foreign exchange losses	323	217
Other	48	(13)

	1,286	998
Valuation allowance	(1,206)	(618)

	€80	€380

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(In thousands of Euros)

At December 31, 2002, the Company had NOLs, in Argentina amounting to approximately €1,246 which expire in 2011 and in Italy amounting to €84 which do not expire. Utilization of these NOL’s is limited to future earnings of the related companies.

8. Accrued Expenses and Other Current Liabilities

	December 31, 2002	December 31, 2001
Social Security and other contributions	€289	€241
Withholding taxes on payroll and other sundry taxes	274	316
Accrued employee compensation	489	359
Warranty provision	137	160
Accrued interests	54	144
Other	185	210

	€1,428	€1,430

9. Long Term Debt

Long-term debt is as follows:

	December 31, 2002	December 31, 2001
Loan from Interbanca bearing interest at 6.3%, due in 2003, unsecured	€2,143	€3,000
Loan from Cassa di Risparmio di Bra, bearing interest at 5.5%, due in 2003, unsecured	1,886	2,357
Loan from Cassa di Risparmio di Asti, bearing interest at a fixed rate of 11.3%, due in 2002	—	422
Loans from Ministry of Industry, pursuant to Law 46/82, for research and development and capital expenditures, repayable in annual installments through 2011, bearing interest at a subsidized rates of between 2% and 3.7%	1,021	435
Other loans	257	538

	5,307	6,752
Less: current portion	(4,357)	(2,134)

	€950	€4,618

At December 31, 2002, long-term debt is repayable as follows:

Year ended December 31
2003	€4,357
2004	225
2005	208
2006	86
2007 and thereafter	431

Total debt	€5,307

10. Employees Severance Indemnities

The liability for severance indemnities relates primarily to the Company’s employees in Italy. The severance indemnity liability is calculated in accordance with local civil and labor laws based on each employee’s length of service, employment category and remuneration. There is no vesting period or funding requirement

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(In thousands of Euros)

associated with the liability. The liability recorded in the balance sheet is the amount that the employee would be entitled to if the employee terminates immediately. The charge to earnings was €381 and €383 for the years ended December 31, 2002 and 2001, respectively.

11. Related Party Transactions

A detail of balances with related parties as of December 31, 2002 and 2001 is as follows:

	December 31, 2002	December 31, 2001
Receivables and advances
WMTM Equipamentos de Gases Ltda.	€2,811	€—
BRC Gas Equipment Ltda.	137	—
MTE S.r.l.	8	—
Jehin Engineering Company Ltd.	18	—

	€2,974	€—

Payables
MTE S.r.l.	€322	€203
Europlast S.r.l.	112	76
TCN S.r.l.	246	183

	€680	€462

In 2002, the Company sold fuel technology systems to WMTM and BRCGE for an amount of €3,399 and €882, respectively.

In 2002 and 2001, the Company acquired from its affiliate, MTE S.r.l., electronic components for its fuel technology systems for an amount of €1,332 and €746, respectively.

Also in 2002 and 2001, the Company acquired plastic components from Europlast S.r.l. for an amount of €362 and €310, respectively, and iron-made elements from TCN S.r.l. for an amount of €779 and €577, respectively. Both Europlast and TCN are majority owned by the shareholders of the Company.

In 2002 and 2001, BRC rented an industrial building to TCN for €11 and €19, respectively.

In 2002, the Company leased buildings from IMCOS2 S.r.l., a related company, for an amount of €122.

12. Commitments and Contingencies

Litigation

The Company is involved in legal proceedings arising in the normal course of business. Management believes that, based on advice of legal counsel, the outcome of these proceedings will not have any material adverse effect on the Company’s financial statements.

Lease Commitments

The following are the minimum payments that will have to be made in each of the years indicated based on operating leases in effect as of December 31, 2002:

Year ended December 31
2003	€454
2004	450
2005	450
2006	450
2007	450
Thereafter	338

Total minimum lease payments	€2,592

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(In thousands of Euros)

Rental expense for all operating leases amounted to €122 and nil in the years ended December 31, 2002 and 2001, respectively. The major portion of these leases contain renewal options.

13. Financial Instruments

Off Balance Sheet Risk

The Company does not enter into forward exchange contracts or purchase foreign currency options to hedge firm sales/purchases commitments, anticipated but not yet committed sales/purchases and investments in debt securities denominated in foreign currency.

Concentration of Credit Risks

Financial instruments that potentially subject the Group to concentration of credit risks consist principally of cash investments and trade accounts receivable. The Group maintains cash and cash equivalents and short-term investments with financial institutions located in the various countries in which it operates. The Company selects only financial institutions with high credit standards for use in its investment strategies.

Concentration of credit risks and the risk of accounting loss with respect to trade receivables is generally limited due to the large number of the Company’s end customers. The Company generally does not require collateral with respect to goods and services provided in Italy, but it normally makes sales to foreign customers against secured letters of credit.

The Company’s two largest individual customers accounted for 18.9% and 10.5%, of net sales for the years ended December 31, 2002 and 2001, respectively.

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments.

Cash and cash equivalents—The carrying amount of cash and cash equivalents reported by the Company approximates their fair value.

Accounts receivable and payable—The carrying amount of accounts receivable and payable approximates their fair value.

Short and long-term debt—The fair value of long-term debt, as of December 31, 2002 and 2001, amounts to approximately €5,507 and €6,985, respectively. The carrying amount of the Company’s other borrowings approximate their fair value. The fair values of the Company’s long-term debt are estimated using cash flow analyses, based on the Company’s incremental borrowing rates for similar types of borrowing arrangements.

14. Post Balance Sheet Events

On July 22, 2003, the shareholders of BRC completed the sale of 50% of the Company to IMPCO Technologies Inc, a U.S. company.

INTERIM (UNAUDITED) CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BRC S.R.L.

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2003 (Unaudited)

(In thousands of Euros)

June 30, 2003
Assets
Current Assets
Cash and cash equivalents	€4,925
Trade receivables, net	8,380
Inventories, net	10,547
Prepaid expenses and other current assets	1,240
Deferred income taxes	565

Total Current Assets	25,657
Property, plant and equipment, net	4,566

Investments in affiliated companies	596
Other non current assets	525

Total Assets	€31,344

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2003 (Unaudited)

(In thousands of Euros)

June 30, 2003
Liabilities and Quotaholders’ Equity
Current Liabilities
Short-term borrowings	€445
Accounts payable	7,002
Accrued expenses and other current liabilities	1,670

Total Current Liabilities	9,117
Long-term debt	950
Employees severance indemnities	1,946
Deferred income taxes	548

Total Liabilities	12,561
Quotaholders’ Equity
Ordinary quotas, authorized 1,500,000 shares, issued and outstanding, par value €1.00 each	1,500
Additional paid in capital	221
Retained earnings	16,940
Other comprehensive income	122

Total Quotaholders’ Equity	18,783

Total Liabilities and Quotaholders’ Equity	€31,344

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2003 and 2002 (Unaudited)

(In thousands of Euros)

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Net sales	€18,626	€19,078
Other revenues	190	603

	18,816	19,681
Operating expenses:
Cost of materials and extended services, net of changes in inventories	12,548	11,829
Salaries, wages and employee benefits	3,759	3,847
Depreciation and amortization	533	710
Other operating expenses	1,454	805

	18,294	17,191

Operating income	522	2,490

Interest expense, net	(83)	(2,660)
Other income (expense) from investments, net	(122)	91
Other income	—	693

Income before taxes	317	614
Income tax benefit	(367)	(860)

Net loss	€(50)	€(246)

The accompanying notes are an integral part of these financial statements

BRC S.R.L.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2003 and 2002 (Unaudited)

(In thousands of Euros)

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Cash provided by operating activities	3,908	5,891

Investing Activities
Purchases of property, plant and equipment	(392)	(144)
Investment in equity investees	(125)	236
Increase in non-current assets	(140)	—

Cash provided by (used in) investing activities	(657)	92

Financing Activities
Net change in short-term borrowings	179	(4,253)
Repayment of long-term debt	(4,355)	(1,552)

Cash used in financing activities	(4,176)	(5,805)
Effect of exchange rate changes on cash	(33)	(396)
Decrease in cash and cash equivalents	(958)	(218)
Cash and cash equivalents at beginning of period	5,883	1,084

Cash and cash equivalents at end of period	4,925	866

The accompanying notes are an integral part of these financial statements

NOTES TO THE INTERIM UNAUDITED FINANCIAL STATEMENTS

(In thousands of Euros)

1. Basis of Presentation and Description of Business

The consolidated financial statements of BRC S.r.l. (“BRC” or the “Company”) include the accounts of the Company, of its wholly owned subsidiary MTM S.r.l. and of MTM’s wholly owned subsidiary BRC Argentina S.A. and majority owned subsidiaries BRC Brasil S.A. and NG LOG Armazens Gerais Ltda. All significant intercompany accounts and transactions have been eliminated. The Company has a 50% joint venture with WMTM and uses the equity method for reporting results of this entity.

The Company is a designer, manufacturer and supplier of fuel technology systems for automobiles that enable traditional internal combustion engines to run on alternative fuels such as propane and natural gas. The accompanying unaudited interim financial statements of BRC have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the registrant’s significant acquisition statement filed with the SEC on Form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results expected for the full year ended December 31, 2003. Notes to the financial statements, which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 2002, as reported on the Form 8-K, have been largely omitted. The following notes are provided.

2. Comprehensive Income (loss)

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Net loss	€(50)	€(246)
Foreign currency translation adjustment	67	(317)

Comprehensive income (loss)	€17	€(563)

3. Income Taxes

Income taxes for the six months ended June 30, 2003 were computed using the effective tax rate estimated to be applicable to the full fiscal year without giving effect to any change with respect to the valuation allowance on deferred income taxes. The effective tax rate and the amount of the valuation allowance are subject to ongoing review and evaluation by management.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. The Company believes, based on its history of prior operating earnings and its expectations of future earnings, that operating income of the Company will more likely than not be sufficient to recognize fully these net deferred tax assets. At December 31, 2002 and June 30, 2003, Euros 1,206 was recognized as a valuation allowance for deferred income taxes.

PRO FORMA (UNAUDITED) CONDENSED FINANCIAL STATEMENTS-IMPCO Technologies, Inc.

The following pro forma unaudited condensed statements of operations for the eleven months ended December 31, 2002 and the six months ended June 30, 2003 have been derived from the audited financial statements of IMPCO Technologies, Inc. (“ the Company”) for the eight months ended December 31, 2002 (after adjustment for the three months ended April 30, 2002, as described below) and the unaudited interim financial statements of the Company as of June 30, 2003 after giving effect to the 50% acquisition of BRC S.r.l. (“BRC”) as of July 23, 2003. A pro forma balance sheet as of June 30, 2003 has not been provided because the effect of the acquisition of BRC, using the equity method of accounting for investments in accordance with APB 18, “Equity Method of Accounting for Investments in Common Stocks”, was recognized in the Company’s balance sheet as of June 30, 2003 under the caption “investment in affiliates”.

In November 2002, the Company changed its fiscal year from April 30 to December 31 giving rise to a transition period for the eight months ended December 31, 2002. The condensed pro forma statement of operations for the eleven month months ended December 31, 2002 consists of the eight month transition period ended December 31, 2002 and the three month period ended April 30, 2002. The corresponding period used for the calculation of the Company’s share of the earnings of BRC is the twelve months ended December 31, 2002 as if the acquisition had occurred on January 1, 2002.

Pro forma adjustments are necessary to give effect to the Company’s share in the unconsolidated results of BRC to the Company’s statement of operations. In addition, the pro forma adjustment includes the effect of amortization expense related to finite-lived intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, and income tax effects based on temporary differences resulting from the recognition of such adjustments.

The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at January 1, 2002 or previously. The pro forma financial statements should be read in conjunction with the notes thereto and the Company’s consolidated financial statements and related notes for the eight months ended December 31, 2002 thereto contained in the most recent annual report for IMPCO Technologies, Inc. filed on the Company’s transition report for the eight months ended December 31, 2002 filed on Form 10-K and the Company’s unaudited condensed consolidated financial statements and notes thereto for the six months ended June 30, 2003 filed on Form 10-Q with the Securities Exchange Commission.

Condensed Consolidated (Unaudited) Pro Forma Statement of Operations as of December 31, 2002.

(In thousands of dollars)	December 31, 2002 (a)	Proforma Adjustments		December 31, 2002
Revenue	$63,154			$63,154
Costs and expenses:
Cost of revenue	44,705			44,705
Selling, research and development, and general and administrative expenses	21,432			21,432

Total costs and expenses	66,137			66,137
Operating Loss	(2,983)			(2,983)
Interest expense, net	1,199			1,199

Loss from continuing operations before income taxes	(4,182)			(4,182)
Equity share in (income) loss from unconsolidated affiliate	—	508	(b)	508
Equity share in (income) loss from unconsolidated affiliate	—	623	(c)	623
Income tax (benefit) expense	22,403	(452	)(d)	21,951
Minority interest in income (loss) of consolidated subsidiaries	(102)	—		(102)

Loss from continuing operations	$(26,483)	$(679)		$(27,162)

Net loss per share:
Basic:
Loss from continuing operations	$(1.91)			$(1.96)

Diluted:
Loss from continuing operations	$(1.91)			$(1.96)

Number of shares used in per share calculation:
Basic	13,893			13,893

Diluted	13,893			13,893

Notes to the Condensed Consolidated (Unaudited) Pro Forma Statement of Operations as of December 31, 2002.

(a) The historical results for IMPCO were derived from the eight month transition period ended December 31, 2002 and the three months ended April 30, 2002 to establish historical IMPCO operating results for the period ended December 31, 2002. In November 2002, IMPCO changed its fiscal year from April 30 to December 31 giving rise to a transition period for the eight months ended December 31, 2002. The pro forma financial statements assume that the acquisition was consummated as of the beginning of the previous fiscal year ended December 31, 2002. The historical results for BRC are for the fiscal year ended December 31, 2002 assuming the acquisition of the 50% interest had occurred on January 1, 2002. The following table represents the derivation of the Company’s statement of operations for the eleven month period ended December 31, 2002 including the eight month period ended December 31, 2002 and the three months ended April 30, 2002. This data excludes the effect of discontinued operations.

(In thousands of dollars)	Eight Months Ended December 31, 2002	Three Months Ended April 30, 2002	Eleven Months Ended December 31, 2002
Revenue	$46,421	$16,733	$63,154
Costs and expenses:
Cost of revenue	33,071	11,634	44,705
Selling, research and development, and general administrative expense	14,557	6,875	21,432

Total costs and expenses	47,628	18,509	66,137
Operating Loss	(1,207)	(1,776)	(2,983)
Interest expense, net	883	316	1,199

Loss from continuing operations before income taxes	(2,090)	(2,092)	(4,182)
Income tax (benefit) expense	23,240	(837)	22,403
Minority interest in income (loss) of consolidated subsidiaries	(51)	(51)	(102)

Loss from continuing operations	$(25,279)	$(1,204)	$(26,483)

Net Loss per share:
Basic:
Loss from continuing operations	$(1.76)	$(0.10)	$(1.91)

Diluted:
Loss from continuing operations	$(1.76)	$(0.10)	$(1.91)

Number of shares used in per share calculation:
Basic	14,376	12,595	13,893

Diluted	14,376	12,595	13,893

(b) Under the equity method of accounting for investments, the Company recognizes its share of the unconsolidated earnings or loss of the investee in the period in which the earnings or losses are recognized by the investee. A pro forma expense adjustment of $508,000 is based on the Company’s 50% share in BRC’s net loss of Euros 1,078,000 translated into U.S. dollars based on the average exchange rate between the U.S. dollar and the Euro for the fiscal year ended December 31, 2002.

(c) An investor recognizes depreciation expense associated with the excess of the fair value of the assets acquired or liabilities assumed over the carrying value of the investee as prescribed by the purchase method of accounting for business combinations. The adjustment represents primarily depreciation expense of approximately $614,000 based on a preliminary determination of the Company’s 50% share of excess of fair value of approximately $6.1 million over the carrying value of property, plant and equipment as of the date of acquisition.

(d) Represents primarily the income tax effect of the recognition of the Company’s share in the loss of Euro 1,078,000 for BRC ($508,000) and the depreciation expense adjustment for 614,000 for the fiscal year ended December 31, 2002 based on the combined federal and state income tax rate of 40%.

Condensed Consolidated (Unaudited) Pro Forma Statement of Operations as of June 30, 2003.

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (Unaudited)

(in thousands of dollars except per share)

	IMPCO Six Months Ended June 30, 2003 (a)	Proforma Adjustments		Proforma Six Months Ended June 30, 2003

Revenue	$37,912			$37,912
Costs and expenses:
Cost of revenue	25,384			25,384
Selling, research and development, and general and administrative expenses	10,336			10,336

Total costs and expenses	35,720			35,720
Operating income	2,192			2,192
Interest expense, net	1,257			1,257

Income from continuing operations before income taxes	935			935
Equity share in loss from unconsolidated affiliate	—	28	(b)	28
Equity share in loss from unconsolidated affiliate	—	311	(c)	311
Income tax (benefit) expense	375	(136	)(d)	239
Minority interest in income of consolidated subsidiaries	292	—		292

Income (loss) from continuing operations	$268	$(203)		$65

Net income per share:
Basic:
Income from continuing operations	$0.02			$0.00

Diluted:
Income from continuing operations	$0.02			$0.00

Number of shares used in per share calculation:
Basic	16,436			16,436

Diluted	16,564			16,564

Notes to the Condensed Consolidated (Unaudited) Pro Forma Statement of Operations as of June 30, 2003.

(a) The historical results for IMPCO and BRC are for the interim period six months ended June 30, 2003. The pro forma financial statements assume that the acquisition was consummated as of the beginning of the previous fiscal year ended December 31, 2002.

(b) Under the equity method of accounting for investments, the Company recognizes its share of the unconsolidated earnings or loss of the investee in the period in which the earnings or losses are recognized by the investee. A pro forma expense adjustment of $28,000 is based on the Company’s 50% share in BRC’s net loss of approximately Euros 50,000 translated into U.S. dollars based on the average exchange rate between the U.S. dollar and the Euro for the six months ended June 30, 2003.

(c) An investor will recognize any depreciation expense associated with the excess of the fair value of the assets acquired or liabilities assumed over the carrying value of the investee as prescribed by the purchase method of accounting for business combinations. The adjustment represents primarily depreciation expense of approximately $307,000 based on a preliminary determination of the Company’s 50% share of excess of fair value of approximately $6.1 million over the carrying value of property, plant and equipment as of the date of acquisition.

(d) Represents primarily the income tax effect of the recognition of the Company’s share in the loss of Euro 50,000 for BRC ($28,000) and the depreciation expense adjustment for 307,000 for the fiscal year ended December 31, 2002 based on the combined federal and state income tax rate of 40%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 6, 2003.

IMPCO TECHNOLOGIES, INC.

By	/s/ TIMOTHY S. STONE

Timothy S. Stone
Chief Financial Officer and Treasurer